 EXHIBIT 99.1

NEWS RELEASE

CONTACT: Michael Budnitsky

Chief Financial Officer

818-591-9800

UNICO AMERICAN CORPORATION REPORTS

THIRD QUARTER 2016 FINANCIAL RESULTS

Calabasas, CA, November 8, 2016 – Unico American Corporation (NASDAQ – “UNAM”) (“Unico,” the “Company”), announced today its consolidated financial results for the three and nine months ended September 30, 2016. For the three months ended September 30, 2016, revenues were $9.0 million and net loss was $2.0 million ($0.37 diluted loss per share) compared with revenues of $8.5 million and net loss of $0.7 million ($0.12 diluted loss per share) for the three months ended September 30, 2015. For the nine months ended September 30, 2016, revenues were $26.3 million and net loss was $2.0 million ($0.38 diluted loss per share) compared with revenues of $24.6 million and net loss of $0.9 million ($0.17 diluted loss per share) for the nine months ended September 30, 2015.

Stockholders’ equity was $68.3 million as of September 30, 2016, or $12.87 per common share including unrealized gains, net of tax, of $0.03 million, compared to stockholders’ equity of $70.3 million as of December 31, 2015, or $13.23 per common share including unrealized investment losses, net of tax, of $0.03 million.

“We are disappointed with our third quarter results,” said Cary L. Cheldin, Unico’s President and Chief Executive Officer.  “Nonetheless, Unico’s operations have always been managed conservatively and we are optimistic about the company’s future.  Our management team remains diligent and committed to delivering better results.”

“Although most of the third quarter loss can be attributed to statistical aberration, it gave us new information specifically related to first-party property claims and to certain liability claims. Our management team reacts immediately whenever presented with new information, as we did in this case. Of the amount of losses and loss adjustment expenses that was higher than expected, about 49% came from prior accident year development in only one particular sector of liability claims, a sector where we are significantly raising rates and changing rules; and, approximately 37% came from current year first-party property claims, which management considers being a statistical aberration because our overall year-to-date loss ratio from that sector, including those losses, remains good.”

Headquartered in Calabasas, California, Unico is an insurance holding company that underwrites property and casualty insurance through its insurance company subsidiary; provides property, casualty and health insurance through its agency subsidiaries; and through its other subsidiaries provides insurance premium financing and membership association services. Unico has conducted the majority of its operations through its subsidiary Crusader Insurance Company since 1985. For more information concerning Crusader Insurance Company, please visit the Crusader’s Web site at www.crusaderinsurance.com.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained herein that are not historical facts are forward-looking. These statements, which may be identified by forward-looking words or phrases such as “anticipate,” “appear,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” and “would” involve risks and uncertainties, many of which are beyond the control of the Company. Such risks and uncertainties could cause actual results to differ materially from these forward-looking statements. Factors which could cause actual results to differ materially include: underwriting or marketing actions not being effective; rate increases for coverages not being sufficient; premium rate adequacy relating to competition or regulation; actual versus estimated claim experience; the outcome of rate change filings with regulatory authorities; acceptance by insureds of rate changes; adequacy of rate changes; changes in Crusader’s A.M. Best rating; regulatory changes or developments; the outcome of regulatory proceedings; unforeseen calamities; general market conditions; and the Company’s ability to introduce new profitable products.

Financial Tables Follow –

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UNICO AMERICAN CORPORATION

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

($ in thousands)

	September 30	December 31
	2016	2015
	(Unaudited)
ASSETS
Investments
Available for sale:
Fixed maturities, at fair value (amortized cost: September 30,2016; $82,608; December 31, 2015 $82,203)	$82,649	$82,161
Short-term investments, at fair value	8,174	15,641
Total Investments	90,823	97,802
Cash	1,215	334
Accrued investment income	175	86
Receivables, net	6,143	5,505
Reinsurance recoverable:
Paid losses and loss adjustment expenses	497	751
Unpaid losses and loss adjustment expenses	9,654	9,637
Deferred policy acquisition costs	4,547	4,233
Property and equipment, net	10,396	10,221
Deferred income taxes	1,296	1,334
Other assets	16,064	10,268
Total Assets	$140,810	$140,171

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Unpaid losses and loss adjustment expenses	$49,822	$49,094
Unearned premiums	19,402	18,079
Advance premium and premium deposits	489	212
Accrued expenses and other liabilities	2,774	2,443
Total Liabilities	$72,487	$69,828

Commitments and contingencies

STOCKHOLDERS' EQUITY
Common stock, no par – authorized 10,000,000 shares; issued and outstanding shares 5,307,133 at September 30, 2016, and 5,315,945 at December 31, 2015	$3,756	$3,743
Accumulated other comprehensive income	27	(27)
Retained earnings	64,540	66,627
Total Stockholders’ Equity	$68,323	$70,343

Total Liabilities and Stockholders' Equity	$140,810	$140,171

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UNICO AMERICAN CORPORATION

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

($ in thousands, except per share)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2016	2015	2016	2015
REVENUES
Insurance company revenues
Net premium earned	$7,981	$7,564	$23,271	$21,857
Investment income	235	129	659	314
Net realized investment losses	—	—	(1)	—
Other income	66	68	201	310
Total Insurance Company Revenues	8,282	7,761	24,130	22,481

Other revenues from insurance operations
Gross commissions and fees	697	673	2,064	2,066
Finance charges and fees earned	18	17	51	48
Other income	1	—	6	2
Total Revenues	8,998	8,451	26,251	24,597

EXPENSES
Losses and loss adjustment expenses	8,038	4,347	17,983	13,874
Policy acquisition costs	1,742	1,659	5,142	4,752
Salaries and employee benefits	1,319	1,255	3,980	3,669
Commissions to agents/brokers	40	38	121	127
Other operating expenses	826	2,120	2,053	3,551
Total Expenses	11,965	9,419	29,279	25,973

Loss before taxes	(2,967)	(968)	(3,028)	(1,376)
Income tax benefit	(1,013)	(318)	(1,027)	(442)
Net Loss	$(1,954)	$(650)	$(2,001)	$(934)

PER SHARE DATA:
Basic
Loss per share	$(0.37)	$(0.12)	$(0.38)	$(0.17)
Weighted average shares	5,307,133	5,335,319	5,307,881	5,338,619
Diluted
Loss per share	$(0.37)	$(0.12)	$(0.38)	$(0.17)
Weighted average shares	5,307,133	5,335,319	5,307,881	5,338,619

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UNICO AMERICAN CORPORATION

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

($ in thousands)

	Nine Months Ended
	September 30
	2016	2015
Cash flows from operating activities:
Net loss	$(2,001)	$(934)
Adjustments to reconcile net income to net cash from operations:
Depreciation and amortization	361	349
Bond amortization, net	(13)	(14)
Non-cash stock based compensation	17	17
Loss on asset impairment	—	1,287
Changes in assets and liabilities:
Net receivables and accrued investment income	(727)	(754)
Reinsurance recoverable	237	(1,480)
Deferred policy acquisitions costs	(314)	(451)
Other assets	(4,750)	(371)
Unpaid losses and loss adjustment expenses	728	1,184
Unearned premiums	1,323	1,907
Advance premium and premium deposits	277	165
Accrued expenses and other liabilities	331	(759)
Income taxes current/deferred	(1,037)	(453)
Net Cash Used by Operating Activities	(5,568)	(307)

Cash flows from investing activities:
Purchase of fixed maturity investments	(12,032)	(36,248)
Proceeds from maturity of fixed maturity investments	11,640	3,249
Net decrease in short-term investments	7,467	34,008
Additions to property and equipment	(536)	(490)
Net Cash Provided by Investing Activities	6,539	519

Cash flows from financing activities:
Repurchase of common stock	(90)	(118)
Net Cash Used by Financing Activities	(90)	(118)

Net increase in cash	881	94
Cash at beginning of period	334	309
Cash at End of Period	$1,215	$403

Supplemental Cash Flow Information
Cash paid during the period for:
Interest	—	—
Income taxes	$9	$9

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